UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2026
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 5, 2026, SI-BONE, Inc. (the “Company”) and BIXBY SPE FINANCE 11, LLC (“Landlord”) entered into the Third Amendment to Lease (the “Third Lease Amendment”) to the Office Lease Agreement (the “Original Lease”) dated as of February 2, 2018, as amended by that certain First Amendment to Lease (the “First Amendment”) dated as of April 16, 2018 and that certain Second Amendment to Lease (the "Second Amendment") dated as of July 18, 2024, (collectively, as amended, the “Lease”). The Lease is for 21,848 square feet of office space located at 471 El Camino Real, Santa Clara, California, the Company’s corporate headquarters.

Pursuant to the Third Lease Amendment, the Company and Landlord agreed to extend the term of the Lease for a month commencing on August 1, 2026 and expiring August 31, 2026 (the “Expiration Date”) with the base rent in the amount of $43,696 per month. The Company has an option to extend the Lease for an additional month under the same terms, and upon the Company’s exercise of such option, the Expiration Date shall become September 30, 2026. Pursuant to the Third Lease Amendment, the Company agreed to continue to pay its share of operating expenses and taxes through the Expiration Date.

The foregoing description of the Third Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference herein in its entirety.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

A total of 38,905,031 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, which represented approximately 88% of the Company’s 44,243,715 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of April 6, 2026.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for or against, as well as abstentions, for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (c) for or against, as well as abstentions, for the advisory vote to approve executive compensation. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2026 (the “Proxy Statement”).

Proposal 1:     Each of the below directors proposed by the Company for election was elected by the following votes to serve until the Company’s 2029 Annual Meeting of Stockholders, or until each of their respective successors has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Jeffrey W. Dunn	22,751,499	13,111,805	3,041,727
John G. Freund, M.D.	26,308,690	9,554,614	3,041,727

Proposal 2:    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
38,876,920	27,588	523	0

Proposal 3:    The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on an advisory basis. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
33,265,992	2,579,849	17,463	3,041,727

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Lease, dated June 5, 2026, between SI-BONE, Inc. and BIXBY SPE FINANCE 11, LLC
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	June 8, 2026	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Operating Officer & Chief Financial Officer
(Principal Financial and Accounting Officer)